Exhibit 99.1

News Release

EnPro Industries
5605 Carnegie Boulevard
Charlotte, North Carolina 28209-4674
Phone: 704 731 1500
Fax: 704-731-1511
www.enproindustries.com
ENPRO INDUSTRIES AND STEEL PARTNERS
AGREE TO SETTLE ELECTION CONTEST
CHARLOTTE, NC and NEW YORK — April 11, 2008 – EnPro Industries, Inc. (NYSE: NPO) and Steel Partners II, L.P. announced today that they have entered into an agreement to settle the contested election of directors at the upcoming 2008 annual meeting of EnPro shareholders.
Under the terms of the agreement, EnPro’s board of directors has approved the expansion of the board to nine members from eight and the addition of Don DeFosset, the former chairman, president and chief executive officer of Walter Industries, Inc., to the board following the company’s 2008 annual meeting. EnPro also has agreed to submit for shareholder approval at the meeting an amendment to the company’s charter that would repeal the charter’s classified board provision. The provision currently calls for the board to be separated into three classes with staggered three-year terms if it is expanded to nine or more members. If the company’s proposal is approved at the 2008 annual meeting, all directors will continue to stand for election annually. If the proposal is not approved at the 2008 annual meeting, EnPro will submit and support the same proposal again at its 2009 annual meeting.
William R. Holland, chairman of the board of directors of EnPro, stated, “We are pleased to have reached this settlement with Steel Partners, and we look forward to working with Don DeFosset as our newest board member. Our company has delivered significant increases in value over the past six years, and we are committed to continuing to do so in the future to the benefit of all shareholders.”
Warren Lichtenstein, managing member of Steel Partners, added, “We believe the settlement will benefit all shareholders and give EnPro’s new CEO and the Board an opportunity to continue to create value going forward.”
In connection with the settlement, EnPro has rescheduled its 2008 Annual Meeting to June 9, 2008 from April 30, 2008. Shareholders of record as of April 24 will be entitled to vote at the 2008 Annual Meeting.
About EnPro
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems and components, diesel and dual- fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

About Steel Partners II, L.P.
Steel Partners II, L.P. is a long-term relationship/active value investor that seeks to work with the management of its portfolio companies to increase corporate value for all stakeholders and shareholders.
Additional Information Concerning Proxy Materials
EnPro will file a new proxy statement in connection with its 2008 annual meeting of shareholders. EnPro shareholders are strongly advised to read the new proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by EnPro with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at EnPro’s website, http://www.enproindustries.com, or by writing to EnPro Industries, Inc., 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Corporate Secretary. EnPro and its directors, director nominees and executive officers may be deemed to be participants in the solicitation of proxies for EnPro’s 2008 annual meeting, and detailed information regarding the names, affiliations and interests of these individuals is available in EnPro’s proxy statement filed with the Securities and Exchange Commission on March 25, 2008, as supplemented by EnPro’s Schedule 14A filed with the Securities and Exchange Commission on April 2, 2008.

EnPro Investors Contact:	Don Washington
Director, Investor Relations and
Corporate Communications
704-731-1527
don.washington@enproindustries.com

EnPro Media Contact:	Tammie McGee
Manager, Corporate Communications
704-731-1548
tammie.mcgee@enproindustries.com

Steel Partners Contact:	Jason Booth
Vice President, Communications
310-941-3616
Jason@steelpartners.com